EXHIBIT 4.0


                            FORM OF STOCK CERTIFICATE

               INCORPORATED UNDER THE LAWS OF THE STATE OF NEVADA


     NUMBER                                                      SHARE

                         THE NATIONWIDE COMPANIES, INC.
                                ----------------
                   AUTHORIZED COMMON STOCK: 10,000,000 SHARES,
                                PAR VALUE: $.001




This certifies that___________________________________________________

Is the record holder of ______________________________________________

shares of THE NATIONWIDE COMPANIES, INC., transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:_____________


_______________________THE NATIONWIDE COMPANIES, INC. ____________________
 Secretary                    Corporate Seal                  President
                                  Florida